$500,000,000
                           REVOLVING CREDIT AGREEMENT

                                      dated

                              as of August 29, 1997

                                      AMONG

                       UNITED STATES CELLULAR CORPORATION,
                                  as Borrower,
                                  -- --------

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,

                                BANKBOSTON, N.A.,
                            as Administrative Agent,
                            -- -------------- -----

                         TORONTO DOMINION (TEXAS), INC.,
                             as Documentation Agent,
                             -- ------------- -----

                                       and

                                BANKBOSTON, N.A.,

                                       and

                         TORONTO DOMINION (TEXAS), INC.,

                               as Managing Agents
                               -- -------- ------

                                TABLE OF CONTENTS
                                ----- -- --------


Section 1.        DEFINITIONS AND RULES OF INTERPRETATION.............     1

         Section 1.1.          Definitions............................     1
         Section 1.2.          Rules of Interpretation................     10

Section 2.        THE CREDIT FACILITIES...............................     11

         Section 2.1.          Commitment to Lend.....................     11
         Section 2.2.          Facility Fee...........................     11
         Section 2.3.          Reduction of Commitment................     11
         Section 2.4.          The Revolving Credit Notes.............     11
         Section 2.5.          Requests for Revolving Credit Loans....     12
         Section 2.6.          Funds for Revolving Credit Loans.......     12
         Section 2.7.          Mandatory Repayments of Loans..........     13
         Section 2.8.          Optional Repayments of Loans...........     13
         Section 2.9.          Swing Line Facility....................     13

Section 3.        INTEREST; CERTAIN GENERAL PROVISIONS................     15


         Section 3.1.          Interest on Loans; Payment.............     15
         Section 3.2.          Interest Period Options................     16
         Section 3.3.          Indemnity..............................     16
         Section 3.4.          Funds for Payments.....................     16
         Section 3.5.          Computations...........................     17
         Section 3.6.          Inability to Determine Eurodollar Rate.     17
         Section 3.7.          Illegality.............................     18
         Section 3.8.          Additional Costs, Etc..................     18
         Section 3.9.          Certificate............................     19
         Section 3.10.         Capital Adequacy.......................     19
         Section 3.11.         Interest on Overdue Amounts............     20

Section 4.        REPRESENTATIONS AND WARRANTIES......................     20

         Section 4.1.          Corporate Authority....................     20
         Section 4.2.          Governmental Approvals.................     21
         Section 4.3.          Title to Properties; Leases............     21

         Section 4.4.          Financial Statements...................     21
         Section 4.5.          No Material Changes, Etc...............     21
         Section 4.6.          Franchises, Patents, Copyrights, Etc...     22
         Section 4.7.          No Litigation..........................     22
         Section 4.8.          No Materially Adverse Contracts, Etc...     22
         Section 4.9.          Compliance, With Other Instruments,
                                   Laws, Etc..........................     22
         Section 4.10.         Tax Status.............................     23
         Section 4.11.         No Event of Default....................     23
         Section 4.12.         Holding Company and Investment Company
                                   Acts...............................     23
         Section 4.13.         Certain Transactions...................     23
         Section 4.14.         ERISA Compliance.......................     23
         Section 4.15.         Purpose Credit.........................     24
         Section 4.16.         Environmental Compliance...............     25
         Section 4.17.         Compliance With Fair Labor Standards Act    26
         Section 4.18.         Subsidiaries...........................     26
         Section 4.19.         Disclosure.............................     26

Section 5.        AFFIRMATIVE COVENANTS OF THE BORROWER...............     26

         Section 5.1.          Punctual Payment.......................     26
         Section 5.2.          Maintenance of Office..................     26
         Section 5.3.          Records and Accounts...................     27
         Section 5.4.          Financial Statements, Certificates and
                                   Information........................     27
         Section 5.5.          Corporate Existence; Maintenance of
                                   Properties.........................     28
         Section 5.6.          Insurance..............................     28
         Section 5.7.          Taxes; Etc.............................     29
         Section 5.8.          Inspection of Properties and Books.....     29
         Section 5.9.          Compliance with Laws, Contracts,
                                   Licenses,and Permits...............     29
         Section 5.10.         Pension Plans..........................     30
         Section 5.11.         Further Assurances.....................     30
         Section 5.12.         Notices................................     30
         Section 5.13.         Fair Labor Standards Act...............     30
         Section 5.14.         Environmental Events...................     31
         Section 5.15.         Notification of Claims.................     31
         Section 5.16.         Use of Proceeds........................     31
         Section 5.17.         Notice of Litigation, Judgment and
                                   Material Events....................     31

Section 6.        CERTAIN NEGATIVE COVENANTS OF THE BORROWER..........     31

         Section 6.1.          Indebtedness...........................     31
         Section 6.2.          Restrictions on Liens..................     32
               6.2.1.          The Borrower...........................     32
               6.2.2.          Subsidiaries...........................     34
         Section 6.3.          Limitation on Sales, Consolidation,
                                   Merger, Etc........................     36
         Section 6.4.          Federal Regulations....................     36
         Section 6.5.          Restrictions on Ability to Repay Loans.     37
         Section 6.6.          Employee Benefit Plans.................     37
         Section 6.7.          Compliance with Environmental Laws.....     37
         Section 6.8.          Limitation on Sale and Leaseback.......     38

Section 7.        FINANCIAL COVENANTS OF THE BORROWER.................     39

         Section 7.1.          Debt to Capitalization Ratio...........     39
         Section 7.2.          Interest Coverage Ratio................     39

Section 8.        CLOSING CONDITIONS..................................     39

         Section 8.1.          Corporate Action.......................     39
         Section 8.2.          Loan Documents.........................     39
         Section 8.3.          Opinion of Borrower's Legal Counsel....     39
         Section 8.4.          Certified Copies of Charter Documents..     39
         Section 8.5.          Incumbency Certificate.................     39
         Section 8.6.          Good Standing Certificates.............     39

Section 9.        CONDITIONS TO ALL BORROWINGS........................     39

         Section 9.1.          Representations True; No Event
                                    of Default........................     39
         Section 9.2.          No Legal Impediment....................     40
         Section 9.3.          Governmental Regulation................     40
         Section 9.4.          Proceedings and Documents..............     40


Section 10.       EVENTS OF DEFAULT; ACCELERATION.....................     40

Section 11.       THE AGENTS..........................................     42

         Section 11.1.         Authorization..........................     42
         Section 11.2.         Employees and Agents...................     42
         Section 11.3.         No Liability...........................     42
         Section 11.4.         No Representations.....................     42
         Section 11.5.         Payments...............................     43
         Section 11.6.         Holders of Notes.......................     43
         Section 11.7.         Indemnity..............................     44
         Section 11.8.         Agents as Banks........................     44
         Section 11.9.         Resignation............................     44
         Section 11.10.        Documentation Agent; Managing Agents...     44

Section 12.       EXPENSES............................................     44

Section 13.       INDEMNIFICATION.....................................     45

Section 14.       SURVIVAL OF COVENANTS, ETC..........................     45

Section 15.       ASSIGNMENT AND PARTICIPATION........................     45

         Section 15.1.         Conditions to Assignment by Banks......     45
         Section 15.2.         Certain Representations and Warranties;
                               Limitations; Covenants.................     46
         Section 15.3.         Register...............................     46
         Section 15.4.         New Notes..............................     47
         Section 15.5.         Participations.........................     47
         Section 15.6.         Disclosure.............................     47
         Section 15.7.         Assignee or Participant Affiliated with
                               the Borrower...........................     48
         Section 15.8.         Miscellaneous Assignment Provisions....     48
         Section 15.9.         Assignment by Borrower.................     48

Section 16.       NOTICES, ETC........................................     48

Section 17.       GOVERNING LAW.......................................     49

Section 18.       HEADINGS............................................     49

Section 19.       COUNTERPARTS........................................     49

Section 20.       ENTIRE AGREEMENT, ETC...............................     49

Section 21.       WAIVER OF JURY TRIAL................................     49

Section 22.       CONSENTS, AMENDMENTS, WAIVERS, ETC..................     50

Section 23.       FCC APPROVAL........................................     50

Section 24.       SEVERABILITY........................................     50

Section 25.       TREATMENT OF CERTAIN CONFIDENTIAL
                  INFORMATION.........................................     51

         Section 25.1.         Sharing of Information with Section 20
                                   Subsidiary.........................     51
         Section 25.2.         Confidentiality........................     51
         Section 25.3.         Prior Notification.....................     51
         Section 25.4.         Other..................................     51

SCHEDULES AND EXHIBITS
--------- --- --------




EXHIBIT A-1:                               Form of Revolving Credit Note




EXHIBIT A-2                                Form of Swing Line Note




EXHIBIT B:                                 Form of Loan Request




EXHIBIT C:                                 Form of Compliance Certificate




EXHIBIT D:                                 Form of Opinion of Borrower's
                                           Counsel




EXHIBIT E:                                 Form of Assignment and Acceptance

SCHEDULE 1.1(a):                           Revolving Credit Commitments




SCHEDULE 1.1(b):                           Eurodollar Lending Offices




SCHEDULE 1.2:                              Margin Percentage




SCHEDULE 4.14:                             Assets and Accrued Benefits




SCHEDULE 4.18:                             Material Subsidiaries




SCHEDULE 6.2.1:                            Existing Liens of Borrower




SCHEDULE 6.2.2:                            Existing Liens of Subsidiaries




SCHEDULE 6.8:                              Sale and Leaseback Transactions

                           REVOLVING CREDIT AGREEMENT
                           --------------------------


         This REVOLVING CREDIT AGREEMENT is made as of the 29th day of August, 1997, by and among UNITED STATES CELLULAR CORPORATION a Delaware corporation having its principal place of business at 8410 West Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631 (the "Borrower"), the financial institutions listed on
Schedule 1.1(a) hereto (the "Banks"), BANKBOSTON, N.A., as administrative agent for the Banks (the "Administrative Agent"), TORONTO DOMINION (TEXAS), INC., as documentation agent for the Banks, and BANKBOSTON, N.A., and TORONTO DOMINION (TEXAS), INC., as Managing Agents.

         Section 1.  DEFINITIONS AND RULES OF INTERPRETATION.

         Section 1.1. Definitions. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

         Administrative Agent. BankBoston acting as administrative agent for the Banks.

         Affiliate. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

         Agents. The Administrative Agent, the Documentation Agent, and the Managing Agents, together, and each of them, an "Agent".

         Assignment and Acceptance.  See Section 15.1.

         Balance Sheet Date.  December 31, 1996.

         BankBoston. BankBoston, N.A., a national banking association, formerly known as The First National Bank of Boston.

         Banks.  The Swing Line Bank, the financial institutions listed on
Schedule 1.1(a), and any of their respective successors and assigns.

         Base Rate. The lower of (a) the annual rate of interest announced from time to time by the Administrative Agent at its head office in Boston, Massachusetts as its "base rate" and (b) the Federal Funds Rate plus three-quarters of one percent (3/4%).

         Basis Points or bps.  One one-hundredth of one percent (0.01%).

         Borrower.  United States Cellular Corporation, a Delaware corporation.

         Business Day. Any day on which banking institutions in Boston, Massachusetts, New York, New York and Chicago, Illinois are open for the transaction of banking business.

         Capitalized Lease. As applied to any Person, any lease of property by such Person as lessee or obligor, the discounted future rental payments under which are required to be capitalized on the balance sheet of such Person in accordance with Generally Accepted Accounting Principles.

         Capitalized Rent. The present value (discounted semi-annually at a discount rate equal to the weighted average rate of interest borne by the Obligations) of the total net amount of rent payable for the remaining term of any lease of property by the Borrower (including any period for which such lease has been extended); provided that no such rental obligation shall be deemed to be Capitalized Rent unless the lease resulted from a Sale and Leaseback Transaction. The total net amount of rent payable under any lease for any period shall be the total amount of the rent payable by the lessee with respect to such period but shall not include amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates, sewer rates and similar charges.

         Closing Date.  August 29, 1997.

         Code. The Internal Revenue Code of 1986, as amended and in effect from time to time.

         Commitment. With respect to each Bank, the amount set forth in the column labeled Commitment, opposite such Bank's name on Schedule 1.1(a) hereto, as the same may be reduced from time to time.

         Commitment Percentage. With respect to each Bank, the percentage set forth opposite such Bank's name on Schedule 1.1(a) thereto.

         Compliance Certificate.  See Section 5.4(c).

         Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and all of its Subsidiaries, consolidated in accordance with Generally Accepted Accounting Principles.

         Consolidated Capitalization. The sum of (i) Funded Debt of the Borrower and its Subsidiaries calculated on a consolidated basis, plus (ii) Consolidated Net Worth plus (iii) deferred taxes and deferred investment credit to the extent deducted in calculating Consolidated Net Worth.

         Consolidated  EBITDA. For any period, an amount equal to (a) the sum of
(i) Consolidated Net Income for such period, plus (ii) depreciation, amortization and all other non-cash charges deducted from Consolidated Net Income for such period, plus (iii) to the extent deducted in the calculation of Consolidated Net Income, Consolidated Interest Expense and taxes paid or payable for such period, less (b) the aggregate amount of all dividends and distributions paid to minority shareholders of the Borrower's Subsidiaries in such period.

     Consolidated Interest Expense. For any period, the aggregate amount of interest required to be paid or payable in cash by the Borrower or any of its Subsidiaries during such period on all Funded Debt of the Borrower or any of its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases (including, without duplication, the interest for rental payments made with respect to Sale and Leaseback Transactions) and including Facility Fees payable pursuant to Section 2.2.

     Consolidated Net Income. For any period, the net income of the Borrower and its Subsidiaries for such period, including (without duplication) cash dividends or cash distributions received in such period from entities in which the Borrower or any of its Subsidiaries holds a minority interest, after deduction of all expenses, taxes, and other proper charges for such period, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, after eliminating therefrom (a) all extraordinary nonrecurring gains or losses, including, without limitation, any gains (or losses) from any sales of assets other than sales in the ordinary course of business, and (b) non-cash dividends or non-cash distributions from entities in which the Borrower or any of its Subsidiaries holds a minority interest.

     Consolidated Net Worth. The excess of Consolidated Total Assets over Consolidated Total Liabilities.

         Consolidated Total Assets. All assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

         Consolidated Total Liabilities. All liabilities of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with Generally Accepted Accounting Principles (including all Funded Debt and other indebtedness of the Borrower and its Subsidiaries).

         Continuation   Request.   A  notice   given  by  the  Borrower  to  the
Administrative Agent in accordance with Section 3.2 pursuant to which the Borrower notifies the Administrative Agent of its election to continue a Loan for a particular Interest Period.

         Credit Agreement. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

         Debt Rating. At the relevant time of reference thereto, the debt rating issued by S&P or Moody's with respect to unsecured indebtedness of the Borrower not maturing within twelve months and not by its terms or pursuant to any other contractual arrangement subordinated in right of payment to other indebtedness of the Borrower.

         Default.  See Section 10.

         Delinquent Bank.  See Section 11.5(c).

         Documentation Agent.  TD acting as documentation agent for the Banks.

         Dollars.  Dollars in lawful currency of the United States of America.

         Drawdown Date. The date on which any Loan is made or is to be made in accordance with Section 2.

     Eligible Assignee. Any of (a) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $1,000,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) if, but only if, an Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution approved by the Administrative Agent, such approval not to be unreasonably withheld.

         Environmental Laws.  See Section 4.16(a).

         EPA.  See Section 4.16(b).

         ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         Eurocurrency Reserve Requirement. For any day with respect to a Revolving Credit Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Requirement shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Requirement.

         Eurodollar Business Day. Any Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

         Eurodollar Lending Office. Initially, the office of each Bank designated as such on Schedule 1.1(b) hereto and, thereafter, such other office of such Bank, if any, that shall be making or maintaining Revolving Credit Loans.

         Eurodollar Rate. For any Interest Period with respect to a Revolving Credit Loan, a rate per annum equal to the quotient (rounded upwards to the next higher 1/16 of one percent) of (a) (i) the rate per annum for deposits in Dollars for a period comparable to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two Eurodollar Business Days prior to the beginning of such Interest Period, or (ii) if such rate specified in clause (i) does not appear on the Telerate Page 3750, the rate at which the Administrative Agent's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the eurodollar interbank market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted at or about 11:00 a.m., Boston time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Revolving Credit Loan to which such Interest Period applies, divided in either case by (b) a number equal to 1.00 minus the Eurocurrency Reserve Requirement.


         Event of Default.  See Section 10.

         FCC. The Federal Communications Commission (or any successor agency, commission, bureau, department or other political subdivision) of the United States.

         FCC License. Any license, permit, certificate of compliance, franchise, approval or authorization granted or issued by the FCC.

         Facility Fee.  See Section 2.2.

         Federal Funds Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or if such day is not a Business Day, of the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three funds brokers of recognized standing selected by the Administrative Agent.

         Funded Debt.  As to any Person and without  duplication,  the amount of
(a) any obligation of such Person to repay money borrowed, (b) any indebtedness of such Person evidenced by notes (other than short-term trade debt incurred in the ordinary course of business), bonds, debentures or similar instruments, (c) any obligation of others constituting Funded Debt of such other Person which is secured by a lien on the property of such Person or for which such Person is contingently liable, whether or not such obligation is assumed by such Person and (d) all obligations of such Person with respect to Capitalized Leases.

         Funded Debt to Capitalization Ratio. At the relevant time of reference thereto, the ratio of (a) Funded Debt of the Borrower and its Subsidiaries calculated on a consolidated basis to (b) Consolidated Capitalization.

         Generally Accepted Accounting Principles. Principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors in effect for the fiscal year of the Borrower ended on the Balance Sheet Date, and to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         Guaranteed Pension Plan. Any pension plan maintained by the Borrower or any of its Subsidiaries, or to which the Borrower or any of its Subsidiaries contributes, that is required to pay plan termination insurance premiums to the PBGC.

         Hazardous Substances.  See Section 4.16(b).

         Ineligible Securities. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1993 (12 U.S.C. Section 24, Seventh), as amended.

         Interest Coverage Ratio. For each period consisting of four consecutive fiscal quarters of the Borrower, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Interest Expense for such period.

         Interest Payment Date. As to any Revolving Credit Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the Drawdown Date thereof and the last day of such Interest Period.

         Interest Period. With respect to each Revolving Credit Loan, (a) initially, the period commencing on the date such Loan is made and ending on the last day of a period of either seven (7) days or 1, 2, 3, or 6 months as selected by the Borrower in a Loan Request for any Revolving Credit Loan, and
(b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Revolving Credit Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Continuation Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period with respect to a Revolving Credit Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                  (ii) if the Borrower shall fail to give a Continuation Request as provided in Section 3.2 with respect to a Revolving Credit Loan, the Borrower shall be deemed to have requested that a seven (7) day Interest Period apply to such Revolving Credit Loan commencing on the last day of the then current Interest Period with respect thereto;

                  (iii) any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month unless such Interest Period is a seven day Interest Period; and

                  (iv) the Borrower may not select an Interest Period for any Revolving Credit Loan that would extend beyond the scheduled Maturity Date.

     Lien. Any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a Capitalized Lease, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement naming the owner of the asset to which such Lien relates as debtor.

         Loan Documents.  This Credit Agreement and the Notes.

         Loan Request.  See Section 2.5.

         Loans.  Revolving Credit Loans and Swing Line Loans.

         Majority Banks. As of any date, the Banks holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding principal amount of the Notes on such date, and if no such principal is outstanding, the Banks whose aggregate Commitment constitutes at least sixty-six and two-thirds percent (66-2/3 %) of the Total Commitment.

         Managing Agents. BankBoston and TD, together, acting as Managing Agents for the Banks.

     Margin Percentage. At the relevant time of reference thereto, the applicable rate per annum, expressed in Basis Points, set forth in the table attached hereto as Schedule 1.2 beneath the column for the applicable Debt Rating in the row labeled "Margin Percentage".

     Material Subsidiaries. United States Cellular Operating Company, a Delaware corporation, United States Cellular Investment Company, a Delaware corporation, and any other Subsidiary that is directly or indirectly owned by the Borrower and whose total assets constitute at least 10% of Consolidated Total Assets or whose gross revenues determined in accordance with Generally Accepted Accounting Principles constitute at least 10% of the consolidated gross revenues of the Borrower and its Subsidiaries calculated in accordance with Generally Accepted Accounting Principles.

         Maturity Date. August 29, 2004, provided that in any case, if earlier, the Maturity Date shall be deemed to occur on the date on which the outstanding Loans hereunder are declared or become due and payable pursuant to the terms of this Credit Agreement, including, without limitation, pursuant to Section 6.2.2 and/or Section 10 hereof, or on which the Total Commitment is terminated.

         Maximum Swing Line Loan Amount.  See Section 2.9(a).

         Moody's.  Moody's Investors Service, Inc.

         Multiemployer Plan.  Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by any of the Borrowers or any ERISA Affiliate.

         Note Record. The grid attached to a Note, or the continuation of such grid, or any other similar record maintained by the Bank holding such Note with respect to any Loan.

         Notes. The promissory notes issued pursuant to Sections 2.4 and 2.9(c) of this Credit Agreement evidencing the Loans.

         Obligations. All indebtedness, obligations and liabilities of the Borrower and its Subsidiaries to the Banks, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any Loans or Notes or other instruments at any time evidencing any thereof.

         Outstanding or outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         Person. Any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Proprietary Rights.  See Section 4.6.

         Real Estate. All real property at any time owned or leased by the Borrower or any of its Subsidiaries.

         Register.  See Section 15.3.

         Revolving Credit Loans. Collectively, the revolving credit loans advanced to the Borrower by the Banks pursuant to Section 2.1 of this Credit Agreement.

         S&P.  Standard & Poor's Rating Group, Inc.

         Sale. Any sale, transfer or other disposition of assets (other than by means of a simultaneous exchange of assets of a similar type and having a comparable value), whether in one transaction or a series of related transactions, if the assets so transferred have a value taken at the greater of
(i) fair value (which shall be the price at which the Board of Directors of the relevant Person shall have agreed to sell such assets in an arm's length transaction to a third party buyer which is not an Affiliate) or (ii) book value, as of the date of reference thereto, in excess of five percent (5%) of the Consolidated Net Worth of the Borrower.

         Sale and Leaseback Transaction. Any arrangement with any Person other than a Tax Consolidated Subsidiary providing for the leasing (as lessee) by the Borrower of any property (except for temporary leases for a term, including any renewal thereof, of not more than three (3) years (provided that any such temporary lease may be for a term of up to five (5) years if (a) the Board of Directors reasonably finds such term to be in the best interest of the Borrower and (b) the primary purpose of the transaction of which such lease is a part is not to provide funds to or financing for the Borrower)), which property has been or is to be sold or transferred by the Borrower (i) to any subsidiary of the Borrower in contemplation of or in connection with such arrangement or (ii) to such other Person.

     Section 20 Subsidiary. A Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

         Special Counsel. Bingham, Dana & Gould LLP of Boston, Massachusetts, or such other counsel as may be approved by the Administrative Agent.

         Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         Swing Line Bank.  BankBoston.

         Swing Line Loan Maturity Date.  See Section 2.9(b).

         Swing Line Loans. Collectively, the swing line loans advanced to the Borrower by the Swing Line Bank pursuant to Section 2.9 of this Credit Agreement.

         Tax Consolidated Subsidiary. Any subsidiary of the Borrower with which, at the time a Sale and Leaseback Transaction is entered into by the Borrower, the Borrower would be entitled to file a consolidated federal income tax return.

         TD.  Toronto Dominion (Texas), Inc.

         TDS. Telephone and Data Systems, Inc., an Iowa corporation having its principal place of business at 30 LaSalle Street, Chicago, Illinois 60602

         Telerate Page 3750. The display page designated 3750 on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may replace the Dow Jones Telerate Service as a customary reference for interest rates).

         Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

         Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         Section 1.2.  Rules of Interpretation.

         (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

         (b) The singular includes the plural and the plural includes the singular.

         (c) A reference to any law includes any amendment or modification to such law.

         (d) A reference to any Person includes its permitted successors and permitted assigns.

         (e) Accounting terms not otherwise defined herein have the meanings assigned to them by Generally Accepted Accounting Principles applied on a consistent basis by the accounting entity to which they refer.

         (f) The words "include", "includes" and "including" are not limiting.

         (g) All terms not specifically defined herein or by Generally Accepted Accounting Principles, which terms are defined in the Uniform Commercial Code as in effect in Massachusetts, have the meanings assigned to them therein.

         (h) Reference to a particular "Section" refers to that section of the agreement in which such reference appears unless otherwise indicated.

         (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to the agreement in which they appear as a whole and not to
any particular section or subdivision  of  that   agreement   unless   otherwise
specifically indicated.

         (j) The Section references and defined terms set forth in parentheticals at the end of certain definitions in Section 1.1 are intended for convenience of reference only to cite to other sections of this Credit Agreement where such terms are used and shall not define or limit the defined terms set forth in Section 1.1.

         Section 2.        THE CREDIT FACILITIES.
                           --- ------ ----------

         Section 2.1. Commitment to Lend. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the date of this Credit Agreement and the Maturity Date upon notice by the Borrower to the Administrative Agent given in accordance with Section 2.5 such sums as requested by the Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts then being requested) at any one time equal to such Bank's Commitment, provided that the sum of the outstanding principal amount of Revolving Credit Loans (after giving effect to all amounts then being requested) plus the outstanding principal amount of Swing Line Loans (after giving effect to all amounts then being requested) shall not exceed the Total Commitment. The Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Loan shall constitute a representation by the Borrower that the conditions set forth in Section 8 and
Section 9, in the case of the initial Loans to be made on the Closing Date,  and
Section 9, in the case of all other Loans, have been satisfied on the date of such request.

         Section 2.2. Facility Fee. The Borrower agrees to pay to the Administrative Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a facility fee (the "Facility Fee") calculated daily on the Total Commitment in effect on such date at the per annum rate equal to that amount set forth on Schedule 1.2 in the row headed "Facility Fee" beneath the column for the Debt Rating in effect for such date. The amount of such Facility Fee shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Maturity Date for the fiscal quarter of the Borrower, or portion thereof, then ended.

         Section 2.3.  Reduction of Commitment.

         (a) The Borrower shall have the right at any time and from time to time upon two (2) Business Days' written notice to the Administrative Agent to reduce by $1,000,000 or an integral multiple thereof or terminate entirely the unborrowed portion of the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Administrative Agent will notify the Banks of the substance thereof. No reduction of the Commitments of the Banks may be reinstated.

         (b) Upon the effective date of any such termination, the Borrower shall pay to the Administrative Agent for the respective accounts of the Banks the full amount of any Facility Fee then accrued.

         Section 2.4. The Revolving Credit Notes. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A-1 hereto (each a "Revolving Credit Note"), dated the Closing Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation reflecting such payment on the Note Record attached to such Bank's Revolving Credit Note. The outstanding amount of the Revolving Credit Loans set forth on such Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

         Section 2.5. Requests for Revolving Credit Loans. The Borrower shall give to the Administrative Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no later than 11:00 a.m. (Boston time) at least two (2) Eurodollar Business Days prior to the proposed Drawdown Date of any Revolving Credit Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan and (iii) the Interest Period for such Revolving Credit Loan. Promptly upon receipt of any such Loan Request, the Administrative Agent shall notify each of the Banks of the substance thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request for a Revolving Credit Loan shall be in a minimum amount of $3,000,000 or an integral multiple of $250,000 in excess thereof.

         Section 2.6.  Funds for Revolving Credit Loans.

         (a) Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks, severally, will make available to the Administrative Agent, at its head office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Sections 8 and 9 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make the aggregate amount of such Revolving Credit Loans available to the Borrower. The failure or refusal of any Bank to make available to the Administrative Agent at the aforesaid time on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Administrative Agent the amount of its Commitment Percentage of any requested Revolving Credit Loans.

         (b) The Administrative Agent may (unless notified to the contrary by any Bank prior to a Drawdown Date) assume that each Bank has made available to the Administrative Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Administrative Agent such amount advanced by the Administrative Agent on a date after such Drawdown Date, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (ii) the amount equal to such Bank's Commitment

Percentage of such Revolving Credit Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Administrative Agent, and the denominator of which is 365. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loans is not made available to the Administrative Agent by such Bank within three (3) Business Days of such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date. A statement of the Administrative Agent submitted to any Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Bank.


         Section 2.7. Mandatory Repayments of Loans. The Borrower promises to pay the outstanding amount of all Loans on the Maturity Date. In addition, if at any time the outstanding amount of the Loans exceeds the Total Commitment, then the Borrower shall immediately pay the amount of such excess to the Administrative Agent for application to the Loans.

         Section 2.8. Optional Repayments of Loans. The Borrower shall have the right, at its election, to repay the outstanding amount of any Loans, as a whole or in part, at any time without penalty or premium; provided that in the case of any full or partial prepayment of the outstanding amount of any Revolving Credit Loans prior to the end of the Interest Period applicable thereto, the Borrower shall be obligated to reimburse the Banks in respect thereof pursuant to Section
3.3. The Borrower shall give the Administrative Agent, no later than 11:00 a.m. (Boston time), at least two (2) Eurodollar Business Days' notice of any proposed repayment of Revolving Credit Loans, in each case specifying the proposed date of repayment and the principal amount to be paid, which notice, if not in writing, shall be promptly confirmed in writing. Each such partial payment of Revolving Credit Loans shall be in a minimum amount of $3,000,000 or an integral multiple of $250,000 in excess thereof. Each partial payment of Swing Line Loans shall be in an amount of $10,000 or an integral multiple thereof. Each repayment pursuant to this Section 2.8 shall be accompanied by the payment of accrued interest on the principal repaid to the date of payment. Each partial repayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion, and each partial repayment of Swing Line Loans shall be allocated as described in Section 2.9(d) below.

     Section 2.9.  The Swing Line Loans.

     (a) Subject to the terms and conditions hereinafter set forth, upon notice by the Borrower made to the Swing Line Bank in accordance with Section 2.9(b), the Swing Line Bank agrees to lend to the Borrower Swing Line Loans on any Business Day from the Closing Date until the Maturity Date in an aggregate principal amount not to exceed $20,000,000 (the "Maximum Swing Line Loan Amount"). Each Swing Line Loan shall be in a minimum amount equal to $10,000 or an integral multiple thereof. Notwithstanding any other provisions of this Agreement and in addition to the limit set forth above, at no time shall the aggregate principal amount of all outstanding Swing Line Loans plus the aggregate principal amount of all Revolving Credit Loans outstanding exceed the Total Commitment then in effect;

provided however that subject to the limitations set forth in this Section 2.9(a) from time to time the sum of the aggregate outstanding Swing Line Loans plus all outstanding Revolving Credit Loans made by BankBoston may exceed BankBoston's Commitment Percentage of the Total Commitment then in effect.

     (b) Notice of Borrowing. When the Borrower desires the Swing Line Bank to make a Swing Line Loan, it shall send to the Administrative Agent and the Swing Line Bank a Loan Request, which shall set forth the principal amount of the proposed Swing Line Loan and the date on which the proposed Swing Line Loan would mature (the "Swing Line Loan Maturity Date"), which shall in no event be later than the Maturity Date. Each such Loan Request must be received by the Swing Line Bank not later than 12:00 p.m. (Boston time) on the date of the proposed borrowing. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to borrow the Swing Line Loan from the Swing Line Bank on the proposed Drawdown Date thereof. Upon satisfaction of the applicable conditions set forth in this Agreement, on the proposed Drawdown Date the Swing Line Bank shall make the Swing Line Loan available to the Borrower no later than 3:00 p.m. (Boston time) on the proposed Drawdown Date by crediting the amount of the Swing Line Loan to the Borrower's account maintained with LaSalle National Bank, Chicago, ABA #071-000-505, Account #22-2813-9 in the name of United States Cellular Corporation; provided that the Swing Line Bank shall not advance any Swing Line Loans after it has received notice from any Bank or the Administrative Agent that a Default or Event of Default has occurred and stating that no new Swing Line Loans are to be made until such Default or Event of Default has been cured or waived in accordance with the provisions of this Credit Agreement. The Swing Line Bank shall not be obligated to make any Swing Line Loans at any time when any Bank is a Delinquent Bank unless the Swing Line Bank has entered into arrangements satisfactory to it to eliminate the Swing Line Bank's risk with respect to such Delinquent Bank, including by cash collateralizing such Delinquent Bank's Commitment Percentage of the outstanding Swing Line Loans and any such additional Swing Line Loans to be made.

     (c) Interest on Swing Line Loans. The outstanding amount of each Swing Line Loan shall bear interest from the Drawdown Date thereof until repaid in full at the rate per annum equal to the Base Rate from time to time in effect less one-half of one percent (0.50%), except as otherwise provided in Section 3.11, and shall be paid quarterly in arrears on the last day of each calendar quarter.

     (d) Repayment of Swing Line Loans. The Borrower shall repay each outstanding Swing Line Loan on or prior to the Swing Line Loan Maturity Date relating thereto. Upon notice by the Swing Line Bank on any Business Day (whether before or on the Maturity Date), each of the Banks hereby agrees to make payments to the Administrative Agent, for the account of the Swing Line Bank, on the next succeeding Business Day following such notice, in an amount equal to such Bank's Commitment Percentage of the aggregate amount of all Swing Line Loans outstanding. The parties hereto agree that such payments made to the Administrative Agent for the pro rata account of the Swing Line Bank shall constitute Revolving Credit Loans made to the Borrower hereunder, except that such Loans shall bear interest from the date of such payment to the Administrative Agent until repaid in full at the per annum rate equal to the Base Rate from time to time in effect less one-half of one percent (0.50%), except as otherwise provided for in Section 3.11. The proceeds thereof shall be applied directly to the Swing Line Bank to repay the Swing Line Bank for such outstanding Swing Line Loans. Each Bank hereby absolutely, unconditionally and irrevocably agrees to make such Revolving Credit Loans upon one Business Day's notice as set forth above, notwithstanding (i) that the amount of such Loan may not comply with the applicable minimums set forth in Section 2.5, (ii) the failure of the Borrower to meet the conditions set forth in Sections 8 or 9, (iii) the occurrence or continuance of a Default or an Event of Default hereunder, (iv) the date of such Loan, and (v) the Total Commitment in effect at such time. In the event that it is impracticable for such amounts to be paid to the Administrative Agent or the Swing Line Bank or such Loan to be made for any reason on the date otherwise required above, then each Bank hereby agrees that it shall forthwith purchase (as of the date such payment and such Loan would have been made, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swing Line Bank, and the Swing Line Bank shall sell to each Bank, such participations in the Swing Line Loans (including all accrued and unpaid interest thereon) outstanding as shall be necessary to cause the Banks to share in such Swing Line Loans pro rata based on their respective
Commitment Percentages (without regard to any termination of the Total Commitment) by making available to the Swing Line Bank an amount equal to such Bank's participation in the Swing Line Loans; provided that (x) all interest payable on the Swing Line Loans shall be for the account of the Swing Line Bank as a funding and administrative fee until the date as of which the respective participation is purchased, and (y) at the time any purchase of such participation is actually made, the purchasing Bank shall be required to pay the Swing Line Bank interest on the principal amount of the participation so purchased for each day from and including the date such Loan would otherwise have been made until the date of payment for such participation at the rate of interest equal to the Base Rate in effect during such period.



         (e) The Swing Line Note. The obligation of the Borrower to repay the Swing Line Loans made pursuant to this Agreement and to pay interest thereon as set forth in this Agreement shall be evidenced by a promissory note of the Borrower with appropriate insertions substantially in the form of Exhibit A-2 attached hereto (the "Swing Line Note"), dated the Closing Date and payable to the order of the Swing Line Bank in a principal amount stated to be the lesser of (i) the Maximum Swing Line Loan Amount, or (ii) the aggregate principal amount of Swing Line Loans at any time advanced by the Swing Line Bank and outstanding thereunder. The Borrower irrevocably authorizes the Swing Line Bank to make or cause to be made, at or about the time of the Drawdown Date of any Swing Line Loan or at the time of receipt of any payment of principal on the Swing Line Note, an appropriate notation on the Note Record of the Swing Line Note reflecting the making of such Swing Line Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Swing Line Loans set forth on such Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Swing Line Bank, but the failure to record, or any error in so recording, any such amount on such Note Record shall not limit or otherwise affect the actual amount of the obligations of the Borrower hereunder or under the Swing Line Note to make payments of principal of or interest on the Swing Line Note when due.

         Section 3.        INTEREST; CERTAIN GENERAL PROVISIONS.
                           --------  ------- ------- ----------

         Section 3.1. Interest on Loans; Payment. Except as otherwise increased pursuant to Section 3.11 hereof, the outstanding amount of each Revolving Credit Loan shall bear interest during each Interest Period relating thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the applicable Margin Percentage as in effect on the first day of such Interest Period. The Borrower absolutely and unconditionally promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

         Section 3.2. Interest Period Options. Upon notice (a "Continuation Request") given to the Administrative Agent no later than 11:00 a.m. (Boston time) at least two (2) Eurodollar Business Days' prior to the expiration of an Interest Period applicable to any Revolving Credit Loan, the Borrower may elect to continue such Revolving Credit Loan upon the expiration of the then applicable Interest Period for another Interest Period of the duration specified in such notice; provided that no Revolving Credit Loan may be continued for an Interest Period in excess of seven (7) days when any Default or Event of Default has occurred and is continuing; provided further that the Revolving Credit Loans to which a particular Interest Period applies shall be in an aggregate principal amount of $3,000,000 or an integral multiple of $250,000 in excess thereof. Each continuation of a Revolving Credit Loan hereunder shall be allocated between the Banks in proportion, as nearly as practicable, to such Bank's Commitment Percentage, with adjustments to the extent practicable to equalize any prior continuations not exactly in proportion.

         Section 3.3. Indemnity. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from any loss or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or interest on any Loans, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Loans, (b) default by the Borrower in making a borrowing after the Borrower has given (or is deemed to have given) a Loan Request or a Continuation Request in accordance with Sections 2.5 or 3.2 other than as a result of a default by any Bank, (c) the making of any payment of a Revolving Credit Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by any Bank to lenders of funds obtained by it in order to maintain any such Revolving Credit Loan, to the extent not off-set by income derived from the redeployment of such funds, or (d) default by the Borrower in making any repayment of a Loan after the Borrower has given a notice in accordance with Section 2.8. This covenant shall survive the termination of this Credit Agreement and payment of the Notes.

         Section 3.4. Funds for Payments. Except as set forth in Section 2.9(d), all payments of principal, interest, and the Facility Fee and any other amounts due hereunder or under any of the other Loan Documents shall be made by the Borrower to the Administrative Agent at the Administrative Agent's head office at 100 Federal Street, Boston, Massachusetts 02110 or at such other location in the Boston, Massachusetts area that the Administrative Agent may from time to time designate, in each case in immediately available funds. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Administrative Agent, for the account of the Banks or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Administrative Agent to receive the same net amount which the Banks or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document. The Borrower may, within 90 days of the imposition of any such obligation by any Bank, by notice in writing to the Administrative
Agent and such Bank, (a) require such Bank that imposed such obligation to cooperate with the Borrower in obtaining an Eligible Assignee satisfactory to the Administrative Agent as a replacement bank for such Bank and in assigning such Bank's interest hereunder and under its Note to such Eligible Assignee subject to the terms, conditions, and procedures of Section 15, or (b) repay all amounts owed to such Bank, terminate such Bank's Commitment and reduce the aggregate of the Commitments under the Credit Agreement by a corresponding amount. Each Bank that is not incorporated or organized under the laws of the United States of America or a state thereof or the District of Columbia agrees that, on an annual basis, it will deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Credit Agreement and the Note payable to it, without deduction or withholding of any United States federal income taxes.

         Section 3.5. Computations. All computations of interest on the Revolving Credit Loans and the Facility Fee shall be based on a 360 day year and paid for the actual number of days elapsed. All computations of interest on the Swing Line Loan shall be based on a 365 day year and paid for the actual number of days elapsed. Except as otherwise specifically provided herein, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Note Records from time to time shall be considered conclusive and binding absent manifest mathematical error on the Borrower unless within thirty (30) Business Days after receipt of any notice by the Administrative Agent or any of the Banks of such outstanding amount, the Borrower shall notify the Administrative Agent or such Bank to the contrary.

         Section 3.6. Inability to Determine Eurodollar Rate. In the event the Administrative Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable during any Interest Period, the Administrative Agent shall forthwith give telex notice of such determination (which shall be conclusive and binding on the Borrower) to the Borrower at least one (1) Business Day before the first day of such Interest Period. In such event, (a) any Loan Request or Continuation Request with respect to Loans shall be automatically withdrawn, (b) the Borrowers and the Banks shall negotiate in good faith to agree on an alternative interest rate which is reasonably equivalent to the Eurodollar Rate; provided that if the Borrowers and the Banks are unable to agree on such alternative interest rate prior to the last day of the then current Interest Period, each Revolving Credit Loan then outstanding will as of the last day of the then current Interest Period bear interest at a per annum rate equal to the Base Rate in effect from time to time payable in arrears on the last day of each fiscal quarter of the Borrower and (c) the obligations of the Banks to make additional Revolving Credit Loans shall be suspended until the Administrative Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent shall so notify the Borrower and the Banks.

         Section 3.7. Illegality. Notwithstanding any other provisions herein, if any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over any Bank or its Eurodollar Lending Office shall assert that it is unlawful, for such Bank or its Eurodollar Lending Office to make or maintain Loans that bear interest calculated by reference to the Eurodollar Rate, (a) such Bank shall forthwith give notice by telefax of such circumstances, confirmed in a writing delivered to the Borrower by courier or postal service (which notice shall be withdrawn by such Bank when such Bank shall reasonably determine that it shall no longer be illegal for such Bank or its Eurodollar Lending Office to make or maintain such Loans), (b) the commitment of such Bank to make or maintain Revolving Credit Loans shall forthwith be cancelled and (c) such Bank's Revolving Credit Loans then outstanding, if any, shall be converted automatically on the next succeeding last day of each Interest Period applicable to such Revolving Credit Loans or within such earlier period as may be required by law to Loans which bear interest at a per annum rate equal to an alternative interest rate which is reasonably equivalent to the Eurodollar Rate upon which the Administrative Agent and the Banks may in good faith agree; provided that if the Borrower and the Banks are unable to agree on such alternative interest rate, such Loans shall bear interest at a per annum rate equal to the Base Rate in effect from time to time payable in arrears on the last day of each fiscal quarter of the Borrower. The Borrower agrees promptly to pay the Administrative Agent for the account of each Bank, upon demand by the Administrative Agent, any additional amounts necessary to compensate the Banks for any costs incurred by the Banks in making any conversion in accordance with this Section 3.7, including any interest or fees payable by the Banks to lenders of funds obtained by them in order to make or maintain their Loans (the Administrative Agent's written notice of such costs, as certified to the Borrower, to be conclusive absent manifest error).

         Section 3.8. Additional Costs, Etc. If any present or future, or any change in any present or future, applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

         (a) subject any Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, such Bank's Commitment or the Loans advanced by such Bank (other than taxes based upon or measured by the income or profits of such Bank), or

         (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to such Bank under this Credit Agreement or the other Loan Documents, or

         (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, or other similar requirements against assets held by, or deposits in or for the account of, or loans by, or commitments of, or letters of credit issued by, an office of any Bank, or

         (d) impose on any Bank any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, the Loans, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part;

and the result of any of the foregoing is

                  (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining the Loans or such Bank's Commitment, or

                  (ii) to reduce the amount of principal, interest or other amounts payable to such Bank hereunder on account of such Bank's Commitment or the Loans, or

                  (iii) to require such Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank from the Borrower hereunder, then, and in each such case, the Borrower will, upon written demand made by such Bank at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank such additional amounts as will be sufficient to compensate such Bank for such additional cost, reduction, payment or foregone interest or other sum (after such Bank shall have allocated the same fairly and equitably among all customers of any class generally affected thereby); provided that in the event that such additional cost, reduction, payment, or foregone interest or other sum which was incurred by such Bank is subsequently returned or reimbursed to such Bank, such Bank shall return or reimburse to the Borrower any additional amount paid pursuant to this Section 3.8 by the Borrower to such Bank with respect thereto. In the event that any of the foregoing events occur, each Bank will use its reasonable efforts to take such actions as are reasonably feasible and available to such Bank to decrease the additional costs payable hereunder; provided that no Bank shall be required to transfer any activities related to this Agreement to any jurisdiction in which such Bank does not at such time regularly conduct ordinary banking operations or to a jurisdiction which otherwise will be disadvantageous to such Bank. Such Bank shall give the Borrower written notice of any event causing such additional cost, reduction, payment or foregone interest or other sum within 90 days of the occurrence thereof and the Borrower shall not be liable for any such costs incurred prior to the date which is 90 days prior to the date of such notice.

         Section 3.9. Certificate. A certificate setting forth any additional amounts payable pursuant to Sections 3.7 and 3.8 and the changes as a result of which such amounts are due and the computations in reasonable detail pursuant to which such amounts were calculated, submitted by any Bank to the Borrower, shall be conclusive absent manifest error. Upon delivery of a notice to such Bank no more than thirty Business Days after receipt of such certificate, the Borrower shall have reasonable opportunity to review and discuss such computations with a responsible officer at such Bank.

         Section 3.10. Capital Adequacy. If any present or future, or any change in any present or future, law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Bank or any corporation controlling such Bank and such Bank determines that the amount of capital required to be maintained by it or such corporation is increased by or based upon the existence of its Commitment or the Loans made pursuant hereto, then such Bank may notify the Borrower of such fact. To the extent that the costs of such increased capital requirements are not reflected in the rates of interest payable hereunder, the Borrower and such Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Bank in light of these circumstances. If the Borrower and such Bank are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's reasonable determination, provide adequate compensation to such Bank, such amount to be conclusive and binding on the Borrower, absent manifest error. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

         Section 3.11. Interest on Overdue Amounts. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded daily and payable on demand at a rate per annum which is two percent (2%) above the per annum interest rate otherwise applicable to such Loans, until such amount shall be paid in full (after as well as before judgment).

         Section 4. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Banks as follows:

         Section 4.1.  Corporate Authority.

         (a) Incorporation; Good Standing. Each of the Borrower and its Material Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite corporate power and authority and legal right to own and operate its property, to lease the property it operates as lessee and to conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where (x) a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower or the Borrower and its Material
Subsidiaries, taken as a whole or the Borrower's ability to perform the Obligations or (y) the Borrower or such Subsidiary has applied for qualification to do business in such jurisdiction and such application is pending.

         (b) Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate authority and legal right of the Borrower, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower which would have a materially adverse effect on the business, assets or financial condition of the Borrower or the Borrower and its Material Subsidiaries, taken as a whole and
(iv) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Borrower.

         (c) Enforceability. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower is or is to become a party will result in valid and legally binding obligations of the Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         Section 4.2. Governmental Approvals. The execution, delivery and performance by the Borrower of this Credit Agreement and the other Loan Documents to which the Borrower is or is to become a party and the transactions contemplated hereby and thereby do not require the Borrower to obtain the approval or consent of, to make a filing with, or to perform or obtain the performance of any other act by or in respect of any governmental agency or authority other than those already obtained or performed.

         Section 4.3. Title to Properties; Leases. Other than as noted on the audited consolidated financial statements of the Borrower and its Subsidiaries as at the Balance Sheet Date, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date and except for defects of title to certain real property which do not materially impair the value or usefulness thereof), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances, except for liens permitted pursuant to Section 6.2. The Borrower and its Material Subsidiaries enjoy peaceful and undisturbed possession under all leases under which they are operating, and all said leases are valid and subsisting and in full force and effect except to the extent that the failure to enjoy peaceful and undisturbed possession of such lease or the failure of such lease to be valid, subsisting and in full force and effect does not have a material adverse effect on the assets, financial condition or business of the Borrower and its Material Subsidiaries, taken as a whole.

         Section 4.4. Financial Statements. There has been furnished to each of the Banks a consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, and related consolidated statements of income, retained earnings and cash flow for the fiscal year then ended, certified by Arthur Andersen and Company, the Borrower's independent certified public accountants. Such balance sheet and statements of income, retained earnings and cash flow have been prepared in accordance with Generally Accepted Accounting Principles consistently applied and are correct and complete and fairly present the financial condition of the Borrower and its Material Subsidiaries as at the close of business on the date thereof and the consolidated results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower and not disclosed in said balance sheet and the related notes thereto.

         Section 4.5. No Material Changes, Etc. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the related consolidated statements of income, retained earnings or cash flow for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower and its Material Subsidiaries, taken as a whole.

         Section 4.6. Franchises, Patents, Copyrights, Etc. Each of the Borrower and its Subsidiaries, respectively, possesses or has a valid right to use all material franchises, patents, copyrights, inventions, technology, trademark registrations, trademarks, trade names, trade secrets, service marks, FCC Licenses, other licenses and permits, and rights in respect of the foregoing and, to the best of its knowledge, patent and trademark applications and rights in respect thereto (collectively, the "Proprietary Rights"), adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others which could affect or impair in a material manner the business or assets of the Borrower and its Material Subsidiaries, taken as a whole. Except as disclosed in the financial statements referred to in Section 4.4, the Borrower is not aware of any existing or threatened infringement or misappropriation of (a) any Proprietary Rights of others by the Borrower or any of its Subsidiaries or (b) any Proprietary Rights of the Borrower or any of its Subsidiaries by others, in any way which might materially adversely affect the business, assets or condition, financial or otherwise, of the Borrower and its Material Subsidiaries, taken as a whole.

         Section 4.7. No Litigation. There are no actions, suits, proceedings or investigations of any kind pending or, to the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined are reasonably likely to in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Material Subsidiaries, taken as a whole or materially impair the right of the Borrower and its Material Subsidiaries, taken as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto. There are no final judgments against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged and not covered by insurance, exceeds in the aggregate five percent (5%) of the Consolidated Net Worth of the Borrower.

         Section 4.8. No Materially Adverse Contracts, Etc. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or, to the Borrower's knowledge, is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower and its Material Subsidiaries, taken as a whole. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or, to the best of the Borrower's knowledge, is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower and its Material Subsidiaries, taken as a whole.

         Section 4.9. Compliance With Other Instruments, Laws, Etc. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it is subject or by which it or any of its properties are bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that are reasonably likely to result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower and its Material Subsidiaries, taken as a whole or the Borrower's ability to perform the Obligations.

         Section 4.10. Tax Status. The Borrower and, to the best of the Borrower's knowledge, its Subsidiaries have (a) made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which any of them is subject or properly filed for and received extensions with respect thereto which are still in full force and effect and which have been fully complied with in all material respects, (b) paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith by appropriate proceedings and for which adequate reserves, to the extent required by Generally Accepted Accounting Principles, have been established and (c) set aside on their books provisions reasonably adequate for the payment of all estimated taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

         Section 4.11. No Event of Default. No Default or Event of Default has occurred and is continuing.

         Section 4.12. Holding Company and Investment Company Acts. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it a "registered investment company", or an "affiliated company" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940.

         Section 4.13. Certain Transactions. Except for arm's length transactions pursuant to which the Borrower makes payments in the ordinary course of business upon terms no less favorable than the Borrower could obtain from third parties and transactions disclosed in the Borrower's Form 10-K filed with the Securities and Exchange Commission for its fiscal year ending December 31, 1996, none of the officers, directors or other key employees of the Borrower or any of its Material Subsidiaries is presently a party to any transaction with the Borrower or any of its Material Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such key employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such key employee has a substantial interest or is an officer, director, trustee or partner.

         Section 4.14.  ERISA Compliance.

         (a) In General. To the best of the Borrower's knowledge, the Borrower and its Subsidiaries have complied in all material respects with provisions of the Code, to the extent applicable, and of ERISA relevant to the Borrower's Pension Plans (as defined in Section 3(2) of ERISA), including the provisions thereof respecting funding requirements for, and the termination of, such plans and respecting prohibited transactions thereunder, and the funding of any Guaranteed Pension Plan complies with the minimum funding standards of Section 412 of the Code.

         (b) Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrowers or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed
Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and except as disclosed on Schedule 4.14 attached hereto, the current value of all accrued benefits under each of such plans did not, as of the latest valuation date, exceed the then current value of the assets of such plans allocable to such accrued benefits based upon the actuarial methods and assumptions used for such plans.

         (c) Multiemployer Plans. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under
Section 4041A of ERISA.

         Section 4.15.  Purpose Credit.

         (a) The Borrower has not engaged principally or as one of its important activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System.

         (b) The Borrower shall not, directly or indirectly, apply any part of the proceeds of the Notes for the purpose of or in connection with the Borrower's broker-dealer activities, if any, within the meaning of Regulation T of the Federal Reserve Board (Title 12, Part 220, Code of Federal Regulations, as amended) or any published regulations, interpretations or rulings thereunder.

         (c) The issuance of the Notes and the application of the proceeds thereof by the Borrower will not contravene Regulation X of the Federal Reserve Board (Title 12, Part 224, Code of Federal Regulations, as amended) or any published regulations, interpretations or rulings thereunder.

         (d) The Borrower shall not, directly or indirectly, apply any part of the proceeds of the Notes for the purpose of (i) knowingly purchasing, or providing credit support for the purchase of, Ineligible Securities from a
Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (ii) knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period, any Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or
(iii) making, or providing credit support for the making of, payments of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of the Borrower or any Subsidiary or other Affiliate of the Borrower.

         Section 4.16.  Environmental Compliance.

                               (a) The Borrower has no actual knowledge that any
                  operator of the Real Estate, has violated, or is alleged to have violated, any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower or any of its Material Subsidiaries, taken as a whole.


                               (b) Neither the  Borrower nor any of its Material
                  Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C.
                  Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws (hereinafter "Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or any of its Material Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.


                               (c)  Neither the Borrower nor any of its
                  Material Subsidiaries are subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby or the effectiveness of any other transactions contemplated hereby.


         Section 4.17. Compliance With Fair Labor Standards Act. To the best of the Borrower's knowledge, the Borrower has at all times operated its business in compliance with all applicable provisions of the Fair Labor Standards Act of 1938 (29 U.S.C. Section 106 and 207) except to the extent that the Borrower's failure to comply therewith would not have a material adverse affect on the business, assets or condition, financial or otherwise, of the Borrower and its Material Subsidiaries, taken as a whole. To the best of the Borrower's knowledge, none of the Borrower's inventory has been produced by employees who are or were employed in violation of the minimum wage or maximum hour provisions of such Act or any regulations thereunder.

         Section 4.18. Subsidiaries. Attached hereto as Schedule 4.18 is a schedule showing with respect to each Material Subsidiary the jurisdiction in which it is organized and the approximate percentage of the outstanding Voting Stock of that Subsidiary held either by the Borrower or another Subsidiary. All of the outstanding capital stock of each Material Subsidiary has been duly authorized and issued and is fully-paid and non-assessable; and, except as indicated in Schedule 4.18, free and clear of any pledge, charge, lien, security interest or other encumbrance or restriction on transfer.

         Section 4.19. Disclosure. No representation or warranty made by the Borrower in any of the Loan Documents or in any other document furnished from time to time in connection herewith or therewith, contains any misrepresentation of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Borrower that materially adversely affects, or that might reasonably be expected to materially adversely affect, the business, property or financial condition of the Borrower and its Material Subsidiaries on a consolidated basis.

         Section 5. AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans hereunder:

         Section 5.1. Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and the Facility Fee, all in accordance with the terms of this Credit Agreement and the Notes.

         Section 5.2. Maintenance of Office. The Borrower will maintain its chief executive office in Chicago, Illinois, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Administrative Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

         Section 5.3. Records and Accounts. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with Generally Accepted Accounting Principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

         Section 5.4. Financial Statements, Certificates and Information. The Borrower will deliver to each of the Banks or, with respect to subsection (f) of this Section 5.4 only, make available to each of the Banks at the Borrower's principal place of business:

         (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, and the related consolidated statements of income, retained earnings and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles, and certified without material qualification as to any circumstance which could reasonably be expected to have a material adverse effect on the Borrower and its Material Subsidiaries, taken as a whole, by independent public accountants of nationally recognized standing selected by the Borrower and acceptable to the Majority Banks, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

         (b) as soon as practicable,  but in any event not later than forty-five
(45) days after the end of each of the first three fiscal quarters in each of the Borrower's fiscal years, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated statements of income and cash flows for such quarter and the portion of the Borrower's fiscal year then elapsed, together with comparative consolidated figures for the same periods of the preceding year, all in reasonable detail and prepared in accordance with Generally Accepted
Accounting Principles and accompanied by a certificate of the principal financial officer of the Borrower stating that the information contained in such financial statements is correct and complete and fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof and the results of their operations for the periods covered thereby (subject to year-end adjustments);

         (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial officer of the Borrower in substantially the form of Exhibit C hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Sections 7.1 and 7.2 as at the end of the period covered by such statements or during such period as may be required, and (if applicable) reconciliations to reflect changes in Generally Accepted Accounting Principles since the Balance Sheet Date (each, a "Compliance Certificate");

         (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower or any holder of the Borrower's Funded Debt;

         (e) promptly upon request by the Administrative Agent or any Bank, all detailed audits or reports submitted to the Borrower by independent public accountants in connection with any annual or interim audits of the books of the Borrower or any Material Subsidiary; and

         (f) from time to time upon request by the Administrative Agent or any Bank, such other financial data and information (including, without limitation, accountants management letters and such other information regarding the business and affairs and condition, financial and other, of the Borrower, its Subsidiaries and their respective properties) as the Administrative Agent or any Bank may reasonably request, subject to the confidentiality provisions set forth in Section 25 hereof.

         Section 5.5. Corporate Existence; Maintenance of Properties. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, material rights, franchises and Proprietary Rights and those of its Subsidiaries except to the extent that the Borrower's failure to do so will not have a materially adverse effect on the assets, financial condition or business of the Borrower and its Material Subsidiaries, taken as a whole. It (a) will cause all of its material properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all reasonably necessary equipment,
(b) will cause to be made all reasonably necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Material Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this Section 5.5 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or those of its Material Subsidiaries if such discontinuance is, in the sole judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Material Subsidiaries on a consolidated basis.

         Section 5.6. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its insurable properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonably satisfactory to the Administrative Agent; provided, however, that the Borrower and any Subsidiary may self-insure for physical damage to automobiles, welfare benefits and against liability to workers in any state or jurisdiction, or may effect worker's compensation insurance therein through an insurance fund operated by such state or jurisdiction; and provided, further, that notwithstanding anything to the contrary contained herein, the Borrower or such Subsidiary will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire or explosion in amounts sufficient to prevent the Borrower or such Subsidiary from becoming a co-insurer and not in any event less than 80% of the full insurable value of the property insured.

         Section 5.7. Taxes; Etc. The Borrower will, and will cause each of its Subsidiaries to, (a) duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue or (b) properly file for and receive extensions for such payment and duly pay and discharge, or cause to be paid and discharged, within such extension period, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions, including states in which neither the Borrower nor any of its Subsidiaries conducts a material portion of its business, that in the aggregate are not material to the business or assets of the Borrower on an individual basis or of the Borrower and its Subsidiaries on a consolidated basis) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

         Section 5.8. Inspection of Properties and Books. The Borrower shall permit the Banks, through the Administrative Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, employees and independent public accountants (such accountants being hereby authorized by the Borrower to so discuss and advise) all at such reasonable times and intervals as the Administrative Agent or any Bank may reasonably request. In connection with any such inspections or discussions, each Bank, on behalf of itself and any representative authorized by it, agrees to treat all non-public information as confidential information pursuant to Section 25 and to take all reasonable precautions to prevent such confidential information from being exposed to third parties and to those of its employees and representatives who do not need to know such confidential information; provided that this Section 5.8 shall not affect the disclosure by any Bank of information required to be disclosed to its auditors, regulatory agencies or pursuant to subpoena or other legal process or by virtue of any other law, regulation, order or interpretation.

         Section 5.9. Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will, and will cause each of its Material Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws which may be in effect from time to time, (b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties or business may be bound and
(d) all applicable decrees, orders, and judgments; if in each such case failure to comply would have a materially adverse effect on the Borrower and its Material Subsidiaries, taken as a whole. If at any time any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of the Obligations, the Borrower will promptly take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Banks with evidence thereof.

         Section 5.10. Pension Plans. The Borrower and any ERISA Affiliate shall:

         (a) promptly after the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Reportable Event has occurred, notify the Administrative Agent that such ERISA Reportable Event has occurred;

         (b) promptly upon request make available to each Bank at the Borrower's principal place of business a copy of (i) any actuarial statement related to any pension plan required to be submitted under Section 103(d) of ERISA or (ii) any notice, report or demand sent or received by a pension plan under Section 4065 of ERISA;

         (c) furnish to each Bank forthwith, a copy of (i) any notice of a pension plan termination sent to the PBGC under Section 4041(a) of ERISA and
(ii) any notice, report or demand sent or received by a pension plan under Sections 4041, 4042, 4043, 4063, 4066 or 4068 of ERISA; and

         (d) furnish to each Bank a copy of any request for waiver from the funding standards or extension of the amortization periods required by Section 412 of the Code no later than the date on which the request is submitted to the Department of Labor or the Internal Revenue Service, as the case may be.

         Section 5.11. Further Assurances. The Borrower will cooperate with the Banks and the Administrative Agent and execute such further instruments and documents as the Banks or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

         Section 5.12. Notices. The Borrower will promptly notify the Administrative Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal or surety, the Borrower shall forthwith give written notice thereof to each of the Banks, describing the notice or action and the nature of the claimed default.

         Section 5.13. Fair Labor Standards Act. The Borrower will, and will cause each of its Subsidiaries to, at all times operate its business in compliance with all applicable provisions of the Fair Labor Standards Act of 1938 (29 U.S.C. Sections 206 and 207) if the failure to comply with such provisions might reasonably be expected to have a materially adverse affect on the Borrower and its Subsidiaries, taken as a whole.

         Section 5.14. Environmental Events. The Borrower will promptly give notice to the Administrative Agent (a) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that might reasonably be expected to materially adversely affect the assets, liabilities, financial conditions or operations of the Borrower and its Material Subsidiaries on a consolidated basis.

         Section 5.15. Notification of Claims. The Borrower will, immediately upon becoming aware thereof, notify the Administrative Agent in writing of any uninsured set-off, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses which might reasonably be expected to have a materially adverse affect on the assets, liabilities, financial conditions or operations of the Borrower and its Material Subsidiaries on a consolidated basis.

         Section 5.16. Use of Proceeds. The Borrower will use the proceeds of the Loans for general corporate purposes, including without limitation the financing of acquisitions, capital expenditures and for working capital purposes.

         Section 5.17. Notice of Litigation, Judgment and Material Events. The Borrower will give notice to the Administrative Agent in writing within fifteen
(15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower individually or the Borrower and its Subsidiaries on a consolidated basis that could reasonably be expected to have a materially adverse effect on the Borrower and its Subsidiaries on a consolidated basis and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent, in writing, in form and detail satisfactory to the Administrative Agent, (a) within ten (10) days of any judgment not covered by insurance or reserves, final or otherwise, against the Borrower or any of its Subsidiaries in an amount which in aggregate with other such judgments against the Borrower or any of its Subsidiaries exceeds five percent (5%) of the Consolidated Net Worth of the Borrower and (b) promptly after becoming aware thereof, of the occurrence of any event that it is reasonable to expect will be required to be reported to or filed with the Securities and Exchange Commission.

         Section 6. CERTAIN NEGATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans hereunder:

         Section 6.1. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, incur any Funded Debt if an Event of Default will occur hereunder immediately after giving effect thereto as a consequence of the incurrence of such Funded Debt. The Borrower will not incur any obligation to repay money borrowed in an aggregate amount in excess of $150,000,000 under or in connection with any line of credit having an initial or scheduled maturity date of less than one year from the initial borrowing date or renewal date therefor.

         Section 6.2  Restrictions on Liens.

         Section 6.2.1. The Borrower. The Borrower will not create or incur or suffer to be created or incurred or to exist any Lien of any kind upon any of its property or assets of any character, whether now owned or hereafter acquired, or upon the income or profits therefrom to secure Funded Debt without in any such case effectively providing concurrently with the creation or incurrence of any such Liens that the Obligations shall be secured equally and ratably with (or, at the option of the Borrower, prior to) such Funded Debt, unless immediately after the incurrence of such Funded Debt (and after giving effect to the application of the proceeds, if any, therefrom), the aggregate principal amount of all such Funded Debt, together with the aggregate amount of Capitalized Rent in respect of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions described in clauses (a) through (d), inclusive, of Section6.8), would not exceed two percent (2%) of Consolidated Capitalization; provided that the foregoing restrictions shall not apply to, and there shall be excluded in computing the aggregate amount of Funded Debt secured by Liens for the purpose of such restrictions:

         (a) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceeding for review and in respect of which a stay of execution shall have been obtained pending such appeal or review and for which any reserves required in accordance with Generally Accepted Accounting Principles have been established;

         (b) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

         (c) liens on properties in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceeding for review and in respect of which a stay of execution shall have been obtained pending such appeal or review and for which any reserves required in accordance with Generally Accepted Accounting Principles have been established;

         (d) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

         (e) encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

         (f)  presently outstanding liens listed on Schedule 6.2.1 hereto;

         (g) liens on property existing at the time the Borrower acquires such property and not created in anticipation of such acquisition, purchase money security interests in or purchase money mortgages on real or personal property acquired or constructed after the date hereof to secure Funded Debt permitted to be incurred hereunder and incurred in connection with the acquisition or construction of such property at the time of or within 270 days following the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired, and Liens on existing properties or assets to secure Funded Debt permitted hereunder and incurred for improvements on such properties or assets;

         (h) liens on the property of a Person (i) existing at the time such Person is merged into or consolidated with the Borrower as permitted hereby or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to the Borrower as permitted hereby, (ii) resulting from such merger, consolidation, sale, lease or disposition by virtue of any Lien on property granted by the Borrower as permitted hereby prior to such merger, consolidation, sale, lease or disposition (and not in contemplation thereof or in connection therewith) which applies to after-acquired property of the Borrower, or (iii) resulting from such merger, consolidation, sale, lease or disposition pursuant to a Lien or contractual provision granted or entered into by such Person prior to such merger, consolidation, sale, lease or disposition (and not at the request of the Borrower); provided that any such Lien referred to in clause (i) shall not apply to any property of the Borrower other than the property subject thereto at the time such Person or properties were acquired and any such Lien referred to in clause (ii) or (iii) shall not apply to any property of the Borrower other than the property so acquired;

         (i) Liens arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation, which Lien is required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege, franchise, license or permit and Liens in favor of a government or governmental entity to secure partial progress, advance or other payments, or other obligations, pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the costs of acquiring, constructing or improving the property subject to such Liens (including, without limitation, Liens incurred in connection with pollution control, industrial revenue, private activity bond or similar financing); and

         (j) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses (a) through (i), inclusive; provided, however, that the principal amount secured thereby shall not exceed the principal amount secured thereby at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the obligation so extended, renewed or replaced (plus improvements to such property).

         Section 6.2.2. Subsidiaries. No Subsidiary of the Borrower shall create or incur or suffer to be created or incurred or to exist any Lien of any kind (but in any event, subject to the exceptions set forth in the last sentence of this Section 6.2.2) upon any of its property or assets of any character, whether now owned or hereafter acquired, or upon the income or profits therefrom, to secure its obligations with respect to Funded Debt in an aggregate amount for all Subsidiaries in excess of two percent (2%) of the Consolidated Capitalization of the Borrower unless contemporaneously with the creation or incurrence of such Lien, but in any event not later than ten Business Days following such creation or incurrence, the Borrower shall request S&P and Moody's to review its Debt Rating of the Borrower. The Borrower shall promptly notify the Administrative Agent if such review results in a change in the Debt Rating issued by either S&P or Moody's. In the event that the Debt Rating issued by S&P is downgraded to BB or worse following such review or the Debt Rating issued by Moody's is downgraded to Ba3 or worse following such review, the Administrative Agent, upon the request of the Majority Banks, shall notify the Borrower that on the later to occur of (a) the date which is thirty (30) days following the date of such notice, or (b) the date which is one hundred and eighty (180) days following the issuance of such downgraded Debt Rating. the unused portion of the credit hereunder shall terminate and all amounts owing with respect to this Credit Agreement and the Notes shall be due and payable without presentment, demand or protest Upon the occurrence of such accelerated Maturity Date, the unused portion of the credit shall terminate and all amounts owing with respect to this Credit Agreement and the Notes shall be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower. Notwithstanding anything to the contrary set forth herein, the foregoing restriction on Liens shall not apply to, and there shall be excluded in calculating the aggregate amount of Funded Debt secured by Liens for purposes of the requirement set forth in the first sentence of this Section 6.2.2, Funded Debt secured by the following:

         (a) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue or in respect of which the relevant Subsidiary shall at the time in good faith be prosecuting an appeal or proceeding for review and in respect of which a stay of execution shall have been obtained pending such appeal or review and for which any reserves required in accordance with Generally Accepted Accounting Principles have been established;

         (b) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

         (c) liens on properties in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the relevant
Subsidiary  shall  at the  time  in good  faith  be  prosecuting  an  appeal  or proceeding for review and in respect of which a stay of execution shall have been obtained pending such appeal or review and for which any reserves required in accordance with Generally Accepted Accounting Principles have been established;

         (d) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

         (e) encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which any Subsidiary is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of such Subsidiary, which defects do not individually or in the aggregate have a materially adverse effect on the business of such Subsidiary individually or of the Borrower and its Subsidiaries on a consolidated basis;

         (f)  presently outstanding liens listed on Schedule 6.2.2 hereto;

         (g) Liens on property existing at the time the relevant Subsidiary acquires such property and not created in anticipation of such acquisition, purchase money security interests in or purchase money mortgages on real or personal property acquired or constructed after the date hereof to secure Funded Debt permitted to be incurred hereunder and incurred in connection with the acquisition or construction of such property at the time of or within 270 days following the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired, and Liens on existing properties or assets to secure Funded Debt permitted hereunder and incurred for improvements on such properties or assets;

         (h) liens on the property of a Person (i) existing at the time such Person is merged into or consolidated with the relevant Subsidiary as permitted hereby or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to the relevant Subsidiary as permitted hereby, (ii) resulting from such merger, consolidation, sale, lease or disposition by virtue of any Lien on property granted by the relevant Subsidiary as permitted hereby prior to such merger, consolidation, sale, lease or disposition (and not in contemplation thereof or in connection therewith) which applies to after-acquired property of the relevant Subsidiary, or (iii) resulting from such merger, consolidation, sale, lease or disposition pursuant to a Lien or contractual provision granted or entered into by such Person prior to such merger, consolidation, sale, lease or disposition (and not at the request of the relevant Subsidiary); provided that any such Lien referred to in clause (i) shall not apply to any property of the relevant Subsidiary other than the property subject thereto at the time such Person or properties were acquired and any such Lien referred to in clause (ii) or (iii) shall not apply to any property of the relevant Subsidiary other than the property so acquired;

         (i) Liens arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation, which Lien is required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege, franchise, license or permit and Liens in favor of a government or governmental entity to secure partial progress, advance or other payments, or other obligations, pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the costs of acquiring, constructing or improving the property subject to such Liens (including, without limitation, Liens incurred in connection with pollution control, industrial revenue, private activity bond or similar financing) and Liens to secure Funded Debt incurred by any telephone companies owned by the Borrower or any of its Subsidiaries to secure Funded Debt owing to governmental entities such as the Rural Utility Services;

         (j) Liens to secure Funded Debt incurred by any telephone company owned by the Borrower or any of its Subsidiaries to secure Funded Debt owing to governmental entities and Liens incurred by the Borrower or any of its Subsidiaries to secure the indebtedness incurred to finance the purchase of equipment or services; and

         (k) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses (a) through (j), inclusive; provided, however, that the principal amount secured thereby shall not exceed the principal amount secured thereby at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the obligation so extended, renewed or replaced (plus improvements to such property).

         Section 6.3.  Limitation on Sales, Consolidation, Merger, Etc.

         (a) The Borrower will not complete, and will not permit any of its Subsidiaries to complete, a Sale if a Default or Event of Default is continuing, or would result immediately after giving effect to such Sale.

         (b) Nothing contained in this Credit Agreement shall prevent any consolidation of the Borrower with or merger of the Borrower into any other Person or Persons (whether or not affiliated with the Borrower), or successive consolidations or mergers to which the Borrower or its successor or successors shall be a party or parties, provided that, and the Borrower hereby consents and agrees that, upon any such consolidation or merger, the due and punctual payment of the principal of and interest on all of the Loans and the due and punctual performance and observance of all of the covenants, conditions and other obligations of the Credit Agreement and the Notes to be performed and observed by the Borrower, shall be expressly assumed in an agreement satisfactory in form and substance to the Administrative Agent and the Banks, executed and delivered to the Administrative Agent by the Person formed by such consolidation or merger, provided, further, that the Person formed by such consolidation or merger shall be a Person organized and existing under the laws of the United States, any state thereof or the District of Columbia, and provided, further, that immediately before and after giving effect to any such transaction (and treating any Funded Debt or Sale and Leaseback Transaction which becomes an obligation of the resulting or surviving Person as a result of such transaction as having been incurred or entered into by such Person at the time of such transaction), no Default or Event of Default shall exist. Unless the conditions prescribed above in this Section 6.3(b) are satisfied, no such consolidation or merger shall be permitted.

         (c) Nothing contained in this Credit Agreement shall prevent any consolidation of any Subsidiary of the Borrower with, or merger of any Subsidiary of the Borrower into, any other Person or Persons (whether or not affiliated with the Borrower), or successive consolidations or mergers to which any such Subsidiary of the Borrower or its successor or successors shall be a party or parties, provided that, immediately before and after giving effect to any such transaction, no Default or Event of Default shall exist. Unless the condition prescribed above in this Section 6.3(c) is satisfied, no such consolidation or merger shall be permitted.

         Section 6.4. Federal Regulations. The Borrower will not, and will not permit any of its Subsidiaries to, engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System. The Borrower will not, directly or indirectly, use any part of the proceeds of any Loans for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System or for any purpose that violates, or that would be inconsistent with, the provisions of the Regulations of such Board of Governors.

         Section 6.5. Restrictions on Ability to Repay Loans. The Borrower will not, and will not permit any of its Material Subsidiaries to, become or remain subject to any restriction which could reasonably be expected to impair the Borrower's ability to repay in full its Obligations hereunder, including, without limitation, any restriction which would prohibit the distribution by any Material Subsidiary to the Borrower of proceeds from asset sales.

         Section 6.6. Employee Benefit Plans. Neither the Borrower nor any ERISA Affiliate will:

         (a)  engage in any  "prohibited  transaction"  within  the  meaning  of
Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

         (b) permit any Guaranteed Pension Plan (other than those maintained by Persons that become ERISA Affiliates after the Closing Date) to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, in excess of $500,000, whether or not such deficiency is or may be waived; or

         (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

         (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans (other than those maintained by Persons that become ERISA Affiliates after the Closing Date) exceeding the value of the aggregate assets of such Plans by more than $500,000, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

         Section 6.7. Compliance with Environmental Laws. Except as permitted by any applicable Environmental Laws, the Borrower will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner which is likely to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that might reasonably be expected to violate any Environmental Law or bring such Real Estate in violation of any Environmental Law if any of the foregoing would be reasonably likely to have a material adverse effect on the Borrower and its Subsidiaries, taken as a whole.

         Section 6.8. Limitation on Sale and Leaseback. The Borrower will not enter into any Sale and Leaseback Transaction unless immediately thereafter (and after giving effect to the application of the proceeds, if any, therefrom), the aggregate amount of Capitalized Rent in respect of Sale and Leaseback Transactions, together with the aggregate principal amount of all Funded Debt secured by Liens (other than Funded Debt described in clauses (a) through (j), inclusive, of Section 6.2.1) would not exceed two percent (2%) of Consolidated Capitalization; provided that foregoing restrictions shall not apply to, and there shall be excluded in computing Funded Debt for the purpose of such restrictions:

     (a)      presently outstanding Sale and Leaseback Transactions listed on
Schedule 6.8 hereto;

     (b) any Sale and Leaseback Transaction entered into by the Borrower to finance the payment of all or any part of the purchase price of such real or personal property (including any improvements to existing property) acquired or constructed after the date hereof at the time of or within 270 days following the acquisition or construction of such property, which covers only the real or personal property so acquired and does not in the aggregate exceed the lesser of the purchase price or the fair market value of such property;

         (c) any Sale and Leaseback Transaction involving property of a Person existing at the time such Person is merged into or consolidated with the Borrower as permitted hereby or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to the Borrower as permitted hereby;

         (d) any Sale and Leaseback Transaction in which the lessor is a government or governmental entity and which Sale and Leaseback Transaction is entered into to secure partial progress, advance or other payments, or other obligations, pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of securing all or any part of the cost of constructing or improving the property subject to such Sale and Leaseback Transaction (including, without limitation, Sale and Leaseback Transactions incurred in connection with pollution control, industrial revenue, private activity bond or similar financing);

         (e) any Sale and Leaseback Transaction involving the extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of a lease pursuant to a Sale and Leaseback Transaction referred to in the foregoing clauses (a) through (d), inclusive; provided, however, that any such lease, extension, renewal or replacement shall be limited to all or any part of the same property leased under the lease so extended, renewed or replaced (plus improvements to such property); and

         (f) any Sale and Leaseback Transaction the net proceeds of which are at least equal to the fair value (as determined by the Borrower's Board of
Directors) of the property leased pursuant to such Sale and Leaseback Transaction, so long as within 270 days of the effective date of such Sale and Leaseback Transaction, the Borrower applies (or irrevocably commits to an escrow account for the purpose or purposes hereinafter mentioned) an amount equal to the net proceeds of such Sale and Leaseback Transaction to either (x) the purchase of other property having a fair market value at least equal to the fair market value of the property leased in such Sale and Leaseback Transaction and having a similar utility and function or (y) the repayment of Funded Debt of the Borrower or the retirement of preferred stock of any Subsidiary (other than preferred stock owned by the Borrower or any Subsidiary) and if any such repayment is applied to the Loans then upon such repayment the Total Commitment shall be automatically reduced by an amount equal to the amount of such repayment.

         Section 7.        FINANCIAL COVENANTS OF THE BORROWER.
                           ------------------------------------

         Section 7.1. Debt to Capitalization Ratio. The Borrower will not permit its Funded Debt to Capitalization Ratio to exceed sixty-five percent at any time.

         Section 7.2. Interest Coverage Ratio. The Borrower will not permit its Interest Coverage Ratio for any period consisting of the four consecutive fiscal quarters of the Borrower most recently ended to be less than 3.00 to 1.00.

         Section 8. CLOSING CONDITIONS. The effectiveness of this Agreement and the obligation of any Bank to make the initial Revolving Credit Loan on the Closing Date shall be subject to the satisfaction of the following conditions precedent:

         Section 8.1. Corporate Action. All corporate action necessary for the valid execution, delivery and performance by the Borrower of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

         Section 8.2. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

         Section 8.3 Opinion of Borrower's Legal Counsel. Each of the Banks and the Administrative Agent shall have received from legal counsel to the Borrower, a favorable opinion addressed to the Banks and the Administrative Agent dated the Closing Date, in substantially the form of Exhibit D hereto.

         Section 8.4. Certified Copies of Charter Documents. Each of the Banks shall have received from the Borrower a copy of the Borrower's charter or other incorporation documents and by-laws certified by the Secretary of the Borrower to be true and complete as of the Closing Date.

         Section 8.5. Incumbency Certificate. Each of the Banks shall have received from the Borrower an incumbency certificate, dated the Closing Date, signed by a duly authorized officer of the Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower, each of the Loan Documents to which it is or is to become a party; (b) to make application for the Loans; and
(c) to give notices and to take other action on its behalf under the Loan Documents.

         Section 8.6. Good Standing Certificates. The Administrative Agent shall have received, with a copy for each Bank, a certificate from the Secretary of State, or other appropriate authority of such jurisdiction, evidencing the good standing of the Borrower in the jurisdiction of its incorporation and each jurisdiction in which a failure to so qualify could have a materially adverse effect on the business, operations, property or financial or other condition of the Borrower.

         Section 9. CONDITIONS TO ALL BORROWINGS. The obligation of any Bank to make any Loan, including the initial Loan to be made on the Closing Date shall be subject to the satisfaction of the following conditions precedent:

         Section 9.1. Representations True; No Event of Default. Each of the representations and warranties of the Borrower contained in this Credit
Agreement or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of the Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. The Administrative Agent shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

         Section 9.2. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make Loans.

         Section 9.3. Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         Section 9.4. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Credit Agreement and all documents incident thereto shall be satisfactory in substance and in form to the Banks and to Special Counsel, and the Banks and Special Counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Banks may reasonably request.

         Section 10. EVENTS OF DEFAULT; ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

         (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

         (b) the Borrower shall fail to pay any interest on the Loans, the Facility Fee, or other sums due hereunder or under any of the other Loan Documents, on or prior to the second day immediately succeeding the day on which the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

         (c) the Borrower or any Subsidiary of the Borrower shall fail to comply with any of its covenants contained in Sections 5.9, 5.10, 5.12, 5.15 through 5.17, inclusive, Section 6 or Section 7;

         (d) the Borrower fails to perform any term, covenant or agreement contained in Section 5.4 for five (5) days after written notice of such failure has been given to the Borrower by the Administrative Agent or the Borrower shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 10) for thirty (30) days after written notice of such failure has been given to the Borrower by the Administrative Agent or, if such performance is not possible within such thirty (30) day period, the Borrower shall fail to undertake such performance within such thirty (30) day period and thereafter to diligently and in good faith pursue the completion of such performance;

         (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made;

         (f) the Borrower or any of its Subsidiaries shall (i) fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money in an aggregate amount equal to or greater than two percent (2%) of the Consolidated Capitalization of the Borrower or (ii) fail to observe or perform any term, covenant or agreement relating to or contained in any instrument or agreement evidencing or securing any obligation for borrowed money which results in the acceleration (whether by declaration or automatically) of such indebtedness in an aggregate amount equal to or greater than two percent (2%) of the Consolidated Capitalization of the Borrower;

         (g) the Borrower or any of its Material Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Material Subsidiaries or of any substantial part of the assets of the Borrower or any of its Material Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Material Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Material Subsidiaries and the Borrower or any of its Material Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein;

         (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Material Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Material Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted; or

         (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged and not covered by insurance, against such Person(s) exceeds in the aggregate five percent (5%) of the Consolidated Net Worth of the Borrower;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement and the Notes to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Section 10(g) or Section 10(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Bank.

         If any one or more of the Events of Default specified in Section 10(g) or Section 10(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all obligations to make Loans hereunder. If any other Event of Default shall have occurred and be continuing, the Administrative Agent, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans. If any such notice is given to the Borrower, the Administrative Agent will forthwith furnish a copy thereof to each of the Banks. No termination of the credit hereunder shall relieve the Borrower of any of the Obligations or any of its existing obligations to the Banks arising under other agreements or instruments.

         Section 11.  THE AGENTS.

         Section 11.1.  Authorization.

         (a) Each of the Agents is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and in related documents delegated to such Agent, together with such powers as are reasonably incident thereto; provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by any of the Agents.

         (b) The relationship between each of the Agents and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between each of the Agents and each of the Banks. Nothing contained in this Credit Agreement or the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between any of the Agents, on the one hand, and any of the Banks, on the other hand.

         (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Administrative Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agents with respect to all collateral security and guaranties (if any) contemplated by the Loan Documents. Such actions include the designation of the Administrative Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agents.

         Section 11.2. Employees and Agents. The Administrative Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Administrative Agent may utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine, and upon the occurrence and during the continuation of a Default or an Event of Default, all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

         Section 11.3. No Liability. None of the Agents nor any of their respective shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that each of the Agents or such other Person, as the case may be, may be liable for losses due to its own willful misconduct or gross negligence.

         Section 11.4.  No Representations.

         (a) The Agents shall not be responsible for the execution or validity or enforceability of this Credit Agreement or the Notes or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes. The Agents shall not be bound to ascertain whether any notice, consent, waiver or request delivered to any of them by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agents have not made nor do they now make any representations or warranties, express or implied, nor do they assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Documentation Agent, the Managing Agents, or the other Banks, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

     (b) For purposes of determining compliance with the conditions set forth in Section 8, each Bank that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Administrative Agent or by BancBoston Securities, Inc., or TD Securities (USA), Inc., as arrangers, to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Administrative Agent active upon the Borrower's account shall have received notice from such Bank not less than two
(2) Business Days prior to the Closing Date specifying such Bank's objection thereto and such objection shall not have been withdrawn by notice to the Administrative Agent to such effect on or prior to the Closing Date.

         Section 11.5.  Payments.

     (a) A payment by the Borrower to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Administrative Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Administrative Agent for the account of the Banks, except as otherwise expressly provided herein or in any of the other Loan Documents.

         (b) If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder or under the Notes might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

     (c) Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails to make available to the Administrative Agent its pro rata share of any Loan as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans have
returned to those in effect  immediately  prior to such delinquency   and
without  giving  effect  to  the   nonpayment   causing  such delinquency.

         Section 11.6. Holders of Notes. Each of the Agents may deem and treat the payee of any Note as the absolute owner thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder.

         Section 11.7. Indemnity. The Banks jointly and severally agree hereby to indemnify and hold harmless each of the Agents from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which such Agent has not been reimbursed by the Borrower as required by Section 12 or Section 13), and liabilities of every nature and character arising out of or related to this Credit Agreement or the Notes or the transactions contemplated or evidenced hereby or thereby, or such Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by such Agent's own willful misconduct or gross negligence.

         Section 11.8. Agents as Banks. In their individual capacities, each of BankBoston and TD shall have the same obligations and the same rights, powers and privileges in respect to its Commitments and the Loans made by it, and as the holder of any of the Notes, as it would have were it not also the Administrative Agent, the Documentation Agent or a Managing Agent, as the case may be.

         Section 11.9. Resignation. Any Agent may resign at any time by giving ninety (90) days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint another Bank or any other financial institution as a successor Administrative Agent, Documentation Agent or Managing Agent, as applicable. Unless a Default or Event of Default shall have occurred and be continuing, such successor, if other than a Bank, shall be reasonably acceptable to the Borrower. If no successor Administrative Agent, Documentation Agent or Managing Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Administrative Agent, Documentation Agent or Managing Agent may, on behalf of the Banks, appoint a successor Administrative Agent, Documentation Agent or Managing Agent, respectively, as the case may be. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

         Section 11.10. Documentation Agent; Managing Agents. Neither the Documentation Agent nor any of the Managing Agents shall have any right, power, obligation, liability, responsibility or duty under this Agreement in such capacity, other than those applicable to all Banks as Banks.

         Section 12. EXPENSES. The Borrower agrees to pay (a) the reasonable cost of producing and reproducing this Credit Agreement, the other Loan
Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Administrative Agent or the Banks (other than taxes based upon the Administrative Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Banks with respect thereto), (c) the reasonable fees, expenses and disbursements of Special Counsel or any local counsel to the Administrative Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder regardless of whether any such transaction is consummated, (d) the fees, expenses and disbursements of the Administrative Agent incurred by the Administrative Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder and amendments, modifications, approvals, consents or waivers hereto or hereunder, regardless of whether any such transaction is consummated, and (e) all reasonable out-of-pocket expenses (including reasonable attorneys' (which attorneys may be, but shall not be required to be, employees of any Bank or Agent) fees and costs) incurred by any Bank or Agent in connection with (i) the enforcement of any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default, (ii) any so-called "work-out" of the Obligations and (iii) any litigation, proceeding or dispute whether arising hereunder or otherwise in connection with the transactions contemplated hereby or under the other Loan Documents, in any way related to any Bank's or any Agent's relationship with the Borrower or any of its Subsidiaries. The covenants of this Section 12 shall survive payment or satisfaction of payment of amounts owing under or with respect to the Loan Documents.

         Section 13. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Agents and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions evidenced hereby unless any such claims, actions or suits arise out of the Agents' or the Banks' intentional misconduct or gross negligence. In litigation, or the preparation therefor, the Banks and the Agents shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 13 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants of this
Section 13 shall survive payment or satisfaction of payment of amounts owing under or with respect to the Loan Documents.

         Section 14. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto shall be deemed to have been relied upon by the Banks and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of the Loans, as herein contemplated, and shall continue in full force and effect so long as any Obligation remains outstanding or any Bank has any obligation to make any Loans. All statements contained in any certificate or other paper delivered to any Bank or the Administrative Agent at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

         Section 15. ASSIGNMENT AND PARTICIPATION.

     Section 15.1. Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it) and the Notes held by it; provided that (a) the Administrative Agent and the Borrower (unless such assignment is (i) to any Federal Reserve Bank or (ii) from any Bank which is as Administrative Agent to an affiliate of an Agent) shall have given its prior written consent to such assignment, which consent will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (c) each Bank shall have a Commitment that is at least $5,000,000 and (d) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit E hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in Section 15.3, be released from its obligations under this Credit Agreement and (iii) Schedule 1.1(a) shall be deemed to be automatically amended to reflect the change in the Banks and each Bank's Commitment and Commitment Percentage resulting from such Assignment and Acceptance.

     Section 15.2. Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage; (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 4.4 and Section 5.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon the assigning Bank, the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement; (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank; and (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

     Section 15.3. Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Administrative Agent a registration fee in the sum of $3,000.

     Section 15.4. New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Upon the request of any Bank, the Borrower shall within five (5) days of the issuance of any new Notes pursuant to this Section 15.4, at the requesting Bank's expense, deliver an opinion of counsel, addressed to the Banks and the Administrative Agents, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Borrower.

     Section 15.5. Participations. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $5,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any facility fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

     Section 15.6. Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices, any Bank may in accordance with the terms of Section 25.2 hereof disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

     Section 15.7. Assignee or Participant Affiliated with the Borrower. If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan
Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Section 10, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Administrative Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan
Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to ss.10 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

     Section 15.8. Miscellaneous Assignment Provisions. Any assigning Bank shall retain its rights to be indemnified pursuant to Section 12 and Section 13 with respect to any claims or actions arising prior to the date of such assignment. Any assignee Bank that is not incorporated or organized under the laws of the United States of America or any state thereof, shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Credit Agreement or any of the other Loan Documents payable to it, without deduction or withholding of any United States federal income taxes. Anything contained in this Section 15 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

     Section 15.9. Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of the Administrative Agent and each of the Banks.

         Section 16. NOTICES, ETC. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:

         (a) if to the Borrower, at 8410 West Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631, Attention: Chief Financial Officer, with copies to the Secretary of the Borrower, Stephen P. Fitzell, at Sidley & Austin, One First National Plaza, Chicago, Illinois 60603, to TDS at 30 North LaSalle Street,

Chicago, Illinois 60602, Attention: Corporate Treasurer, and to the Secretary of TDS, Michael G. Hron, at Sidley & Austin, One First National Plaza, Chicago, Illinois 60603, or at such other address(es) for notice as the Borrower shall last have furnished in writing to the Person giving the notice; and

         (b) if to any Agent or any Bank, at the address set forth for such Agent or Bank in Schedule 1.1(a) hereto or such other address for notice as such Agent or such Bank shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if telecopied, or delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer and (ii) if sent by registered or certified first-class mail, postage prepaid, three days after the date mailed.

         Section 17. GOVERNING LAW. THIS CREDIT AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER CONSENTS TO THE JURISDICTION IN ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF THE BANKS AND THE AGENT UNDER THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

         Section 18. HEADINGS. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

         Section 19. COUNTERPARTS. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         Section 20. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 22.

         Section 21. WAIVER OF JURY TRIAL. The Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. The Borrower (a) certifies that no representative, agent or attorney of any Bank or the Administrative Agent has represented, expressly or otherwise, that such Bank or the Administrative Agent would not, in the event of litigation seek to enforce the foregoing waivers and (b) acknowledges that it has been induced to enter into this Credit Agreement and the other Loan Documents by, among other things, the mutual waivers and certifications contained herein.

         Section 22. CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Credit Agreement, any consent or approval required or permitted by this Credit Agreement to be given by the Banks may be given, and any term of this Credit Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Credit Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, (i) the term and the amount of the Commitments of the Banks may not be changed, (ii) the rate of interest on the Loans and the amount of the Facility Fee hereunder may not be decreased,
(iii) the terms of Section 2.9 may not be changed without the written consent of the Swing Line Bank and the Majority Banks, and (iv) the terms of this Section 22 may not be changed without the written consent of the Borrower and the written consent of each of the Banks; the definition of Majority Banks or the number of Banks required for any consent or approval hereunder may not be amended without the written consent of each of the Banks; and ss.11 may not be amended without the written consent of each of the Agents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Bank or Agent in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

     Section 23. FCC APPROVAL. Notwithstanding anything to the contrary contained in this Credit Agreement or in the other Loan Documents, neither the Administrative Agent nor any Bank will take any action pursuant to this Agreement or any of the other Loan Documents which would constitute or result in a change in control of the Borrower or any of its Subsidiaries requiring the prior approval of the FCC without first obtaining such prior approval of the FCC. After the occurrence of an Event of Default, the Borrower shall take or cause to be taken any action which the Administrative Agent may reasonably request in order to obtain from the FCC such approval as may be necessary to enable the Administrative Agent to exercise and enjoy the full rights and benefits granted to the Administrative Agent, for the benefit of the Banks and the Agents, by this Credit Agreement or any of the other Loan Documents, including, at the Borrower's cost and expense, the use of the Borrower's best efforts to assist in obtaining such approval for any action or transaction contemplated by this Credit Agreement or any of the other Loan Documents for which such approval is required by law.

         Section 24. SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

         Section 25.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

         Section 25.1. Sharing of Information with Section 20 Subsidiary.
The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to
the  Borrower  or  one  or  more  of  its   Subsidiaries,  in  connection  with
this   Credit   Agreement  or  otherwise,  by  a  Section  20  Subisdiary.
The  Borrower,  for  itself  and  each  of  its  Subsidiaries,   hereby
authorizes (a) such Section 20 Subsidiary to share with the Administrative Agent and each Bank any information delivered to such Section 20 Subsidiary by the Borrower or any of its Subsidiaries, and (b) the Administrative Agent and each Bank to share with such Section 20 Subsidiary any information delivered to the Administrative Agent or such Bank by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement, or in connection with the decision of such Bank to enter into this Credit Agreement; it being understood, in each case, that any such Section 20 Subsidiary receiving such information shall be bound by the confidentiality provisions of this Credit Agreement. Such authorization shall survive the payment and satisfaction in full of all of Obligations.

         Section 25.2.  Confidentiality.   Each  of  the  Banks  and  the
Agent  agrees  to  keep  any  non-public  information   delivered   or   made
available  to  it  pursuant  to  this  Credit  Agreement  or  any  other
Loan  Document  confidential   from  any  Person  other  than   officers,
employees, agents, accountants, professional advisors, counsel, designees or representatives of such Bank or the Agent who are or are expected to become engaged in evaluating, approving, structuring or administering this Credit Agreement or any of the other Loan Documents; provided, that, nothing herein shall prevent the Agent or any Bank from disclosing such information (i) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of Section 15.6,
(ii) to any of its Affiliates to the extent any such Affiliates require such information in the ordinary course of the Agent's or such Bank's credit committee or asset management procedures, or (iii) as required or requested by any governmental authority or representative thereof or pursuant to subpoena or other legal process, by virtue of any other law, regulation, order, or interpretation, (iv) to the Administrative Agent, any Bank or any Section 20 Subsidiary, (v) in connection with any litigation to which any one or more of the Banks, the Administrative Agent or any Section 20 Subsidiary is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, and (vi) to a Subsidiary or Affiliate of such Bank as provided in Section 25.1 or as required in connection with the exercise of any remedy under this Credit Agreement or any of the other Loan Documents.

         Section 25.3.  Prior Notification.  Unless specifically prohibited by  applicable  law  or  court  order,  each  of  the  Banks  and  the
Administrative  Agent  shall,  prior to  disclosure  thereof,   notify  the
Borrower of (i) any proposed or required disclosure of any such non-public information pursuant to clauses (iii) or (v) of Section 25.2, and (ii) any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency).

         Section 25.4. Other.  In  no  event  shall  any  Bank  or  Agent  be obligated  or  required  to  return  any  materials  furnished  to  it  or any  Section  20  Subsidiary  by  the  Borrower  or  any  of  its
Subsidiaries.   The  obligations  of  each  Bank  under  this  Section  25 shall supersede and replace the obligations of such Bank under any confidentiality letter in respect of this financing signed and delivered by such Bank to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans from any Bank.

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement under seal as of the date first set forth above.

                             UNITED STATES CELLULAR CORPORATION



                             By
                              Name:
                              Title:


                             BANKBOSTON, N.A., individually, as Swing Line Bank,
                              as Administrative Agent and as Managing Agent


                             By:
                              Name:
                              Title:

                             TORONTO DOMINION (TEXAS), INC., individually,
                              as Documentation Agent and as Managing Agent


                              By:
                              Title:

                                                             Schedule 1.1(a) to
                                                             -------- ------ --
                                                             Credit Agreement
                                                             ------ -----------

                          REVOLVING CREDIT COMMITMENTS
                          ----------------------------


                                                                    Commitment
           Bank                               Commitment            Percentage
          -----                               ----------            ----------

BankBoston, N.A.                             $250,000,000               50%
100 Federal Street
Boston, Massachusetts 02110
Telefax Number:  (617) 434-3401
Telex:  940581
Answerback:  BOSTONBK BSN
Attention: Mary E. Meduski
          Managing Director
          Julie V. Jalelian
          Vice President

Toronto Dominion (Texas), Inc.               $250,000,000               50%
909 Fannin Street
Houston, TX  77010
Telefax Number:  (713) 951-9921
Telephone Number:  (713) 653-8245
Attention:  Debbie Greene

                                                             Schedule 1.1(b) to
                                                             -------- ------ --
                                                             Credit Agreement
                                                             ------ -----------

                           EURODOLLAR LENDING OFFICES
                           --------------------------


BankBoston, N.A.
100 Federal Street
Boston, Massachusetts 02110
Telefax Number:  (617) 434-3401
Telex:  940581
Answerback:  BOSTONBK BSN
Attention: Mary E. Meduski
          Managing Director
          Julie V. Jalelian
               Vice President

Toronto Dominion (Texas), Inc.
909 Fannin Street
Houston, TX  77010
Telefax Number:  (713) 951-9921
Telephone Number:  (713) 653-8245
Attention:  Debbie Greene




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                                      - 1 -

                                                               Schedule 1.2 to
                                                               -------- --- --
                                                             Credit Agreement
                                                             ------ ----------

                                  Pricing Grid


                                       Debt Rating
---------- ------------  ------------  ------------  ------------  ------------

---------- ------------  ------------  ------------  ------------  ------------
Margin       Level 1      Level 2       Level 3       Level 4       Level 5
Percentage
           ------------  ------------  ------------  ------------  ------------
           If Borrower's If Borrower's If Borrower's If Borrower's If Borrower's
           long-term     long-term     long-term     long-term     long-term
           senior        senior        senior        senior        senior
           unsecured     unsecured     unsecured     unsecured     unsecured
           debt is rated debt is rated debt is rated debt is rated debt is rated
           at least A-   less than     less than     less than     less than
           by S&P or     Level 1       Level 2       Level 3       BBB-
           at least      but at least  but at least  but at least  by S&P and
           least A3 by   BBB+ by       BBB by S&P    BBB- by S&P   less than
           Moody's       S&P or Baa1   or Baa2 by    or Baa3 by    Baa3 by
                         by Moody's    Moody's       Moody's       Moody's

--------------------------------------------------------------------------------
Facility Fee  9.0 bps       9.5 bps     13.5 bps       16.0 bps      25.0 bps
--------------------------------------------------------------------------------
Margin       19.5 bps      22.5 bps     26.5 bps       33.5 bps      44.5 bps
Percentage


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